EXHIBIT 4.4

                 OPTION TO PURCHASE COMMON STOCK



Date of Issuance: ____________     Warrant to Purchase An Aggregate of
                                   __________ shares  of  Common Stock

       FOR VALUE RECEIVED, Petmed Express, Inc., a Florida corporation (the "Company"), promises to issue in the name of, and sell and deliver to ___________ (the "Holder") a certificate or certificates for an aggregate of ____________ (_______) shares of the Company's common stock, par value $.001 per share (the "Common Stock"), upon payment by the Holder of $______ per share (the "Exercise Price"), with the Exercise Price and/or the number of shares being subject to adjustment in the circumstances set forth below.

                           Section 1.
                       Exercise of Warrant
                       -------------------

     1.1 Exercise Period. The Holder may exercise this Warrant, in whole or in part (but not as to fractional shares), at any time and from time to time commencing upon the date hereof (the "Vesting Date") and ending at 5:00 p.m., Eastern Time, on the _____ (___) anniversary of this Agreement (the "Exercise Period").

     1.2  Exercise Procedure.

          a. This Warrant will be deemed to have been exercised at such time as the Company has received all of the following items (the "Exercise Date"):

                i. a completed Exercise Agreement, in the form attached hereto as Exhibit 1 hereto, executed by the Holder (the
"Purchaser"); and

                ii. a cashier's or official bank check or other immediately available funds payable to the Company in an amount equal to the sum of the product of the Exercise Price multiplied by the number of shares of Common Stock being purchased upon such exercise.

           b. Certificates for the shares of Common Stock purchased upon exercise of this Warrant will be delivered by the Company to the Purchaser within five (5) business days after the Exercise Date. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company will prepare a new Warrant representing the rights formerly represented by this Warrant that have not expired or been exercised. The Company will, within such five (5) day period, deliver such new Warrant to the Holder at the address set forth in the Exercise Agreement.

           c. The shares of Common Stock issuable upon the exercise of this Warrant will be deemed to have been transferred to the Purchaser on the Exercise Date, and the Purchaser will be deemed for all purposes to have become the record holder of such fully paid and non-assessable Common Stock on the Exercise Date.

           d. The issuance of certificates for shares of Common Stock upon the exercise of this Warrant will be made without charge to the Purchaser for any issuance tax in respect thereof or any other cost incurred by the Company in connection with such exercise and related transfer of the shares; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate or instrument in a name other than that of the Holder of this Warrant, and that the Company shall not be required to issue or deliver any such certificate or instrument unless and until the person or persons requiring the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          Exhibit 4.4


           e. Unless the Company shall have registered the shares of Common Stock underlying this Warrant pursuant to the provisions of Section 6 hereof, the shares of Common Stock issuable upon the exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the "Act") and, accordingly, will be "restricted securities" as that term is defined in the Act. The Company may insert the following or similar legend on the face of the certificates evidencing shares of Common Stock if required in compliance with state securities laws:


          "These  securities have not  been  registered
          under  any  state  securities  laws  or   the
          Securities  Act  of  1933,  as  amended  (the
          "Act") and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under the Act and any applicable state securities laws, or an opinion of counsel satisfactory to counsel to the Company that an exemption from registration under the Act and any applicable state securities laws is available."

      1.3 Fractional Shares. If a fractional share of Common Stock would, but for the provisions of Subsection 1.1, be issuable upon exercise of the rights represented by this Warrant, the Company will, within 30 days after the Exercise Date, deliver to the Purchaser a check payable to the Purchaser, in lieu of such fractional share, in an amount equal to the value of such fractional share as determined by the closing price of the Company's Common Stock as reported on the principal exchange on which the Company's Common Stock is then traded, as of the close of business on the Exercise Date.

                           Section 2.
            Effect of Reorganization, Reclassification,
                   Consolidation, Merger or Sale
            -------------------------------------------

      2.1 Recapitalization or Reclassification of Common Stock. In case the Company shall at any time prior to the exercise or termination of this Warrant effect a recapitalization or reclassification of such character that its Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares, then, upon the effective date thereof, the number of shares of Common Stock that the Holder of this Warrant shall be entitled to purchase upon exercise hereof shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in such number of shares of Common Stock by reason of such recapitalization or reclassification, and the Exercise Price of such recapitalized or reclassified Common Stock shall, in the case of an increase in the number of shares, be proportionately decreased and, in the case of a decrease in the number of shares, be proportionately increased.

      2.2 Consolidation, Merger or Sale. In case the Company shall at any time prior to the exercise of this Warrant, or the expiration of the Exercise Period, whichever first occurs, consolidate or merge with any other corporation (unless the Company shall be the surviving entity) or transfer all or substantially all of its assets to any other corporation preparatory to a dissolution, then the Company shall, as a condition precedent to such transaction, cause effective provision to be made so that the Holder of this Warrant, upon the exercise thereof after the effective date of such transaction, shall be entitled to receive the kind and amount of shares, evidences of indebtedness, and/or other property receivable on such transaction by a holder of the number of shares of Common Stock as to which the Warrant was exercisable immediately prior to such transaction (without giving effect to any restriction upon such exercise); and, in any such case, appropriate provision shall be made with respect to the rights and interests of the Holder hereof to the effect that the provisions of this Warrant shall thereafter be applicable (as nearly as may be practicable) with respect to any shares, evidences of indebtedness, or other securities or assets thereafter deliverable upon exercise of this Warrant.

          Exhibit 4.4


     2.3 Notice of Adjustment. Whenever the number of shares of Common Stock purchasable upon exercise of this Warrant shall be adjusted as provided herein, the Company shall file with its corporate records a certificate of its Chief Financial Officer setting forth the computation and the adjusted number of shares of Common Stock purchasable hereunder resulting from such adjustments, and a copy of such certificate shall be mailed to the Holder. Any such certificate or letter shall be available for inspection by the holders of the Warrants on any day during normal business hours.

                           Section 3.
                   Reservation of Common Stock
                   ---------------------------

     The Company will at all time reserve and keep available such number of shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant. Upon exercise of this Warrant pursuant to its terms, the Holder will acquire fully paid and non-assessable ownership rights of the Common Stock, free and clear of any liens, claims or encumbrances.

                           Section 4.
              No Shareholder Rights or Obligations
              ------------------------------------

      This Warrant will not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company. Until the shares of Common Stock issuable upon the exercise of this Warrant are recorded as issued on the books and records of the Company's transfer agent, the Holder shall not be entitled to any voting rights or other rights as a shareholder; provided, however, the Company uses its best efforts to ensure that, upon receipt of the Exercise Agreement and payment of the Exercise Price, the appropriate documentation necessary to effectuate the exercise of the Warrant and the issuance of the Common Stock is accomplished as expeditiously as possible. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase Common Stock, and no enumeration in this Warrant of the rights or privileges of the Holder, will give rise to any obligation of such Holder for the Exercise Price or as a stockholder of the Company.

                           Section 5.
                         Transferability
                         ---------------

     This Warrant and all rights hereunder are not transferrable.

                           Section 6.
                       Registration Rights
                       -------------------

      The Holder shall have the registration rights, and shall be subject to such lock-up restrictions, as are provided in that certain Termination Agreement dated March 7, 2000 by and between the Company, Noble International Investments, Inc., Nico P. Pronk, Wayne Horne and Michael P. Cerisano.

                           Section 7.
                          Miscellaneous
                          -------------

      7.1 Notices. Any notices, requests or consents hereunder shall be deemed given, and any instruments delivered, two days after they have been mailed by first class mail, postage prepaid, or upon receipt if delivered personally or by facsimile transmission, as follows:

If to the Company:  PetmedExpress.com, Inc.
                    1441 S.W. 29th Avenue
                    Pompano Beach, FL  33069

          Exhibit 4.4


With a copy to:



If to the Holder:



except that any of the foregoing may from time to time by written notice to the other designate another address which shall thereupon become its effective address for the purposes of this paragraph.

     7.2 Entire Agreement. This Warrant, including the exhibits and documents referred to herein which are a part hereof, contain the entire understanding of the parties hereto with respect to the subject matter of the Warrant and may be amended only by a written instrument executed by the parties hereto or their successors or assigns. Any paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Warrant.

     7.3 Governing Law. This Warrant is governed by, interpreted under and construed in all respects in accordance with the substantive laws of the State of Florida, without regard to the conflicts of law provision thereof, and irrespective of the place of domicile or resident of the party. In the event of a controversy arising out of the interpretation, construction, performance or breach of this Warrant, the parties hereby agree and consent to the jurisdiction and venue of the Courts of the State of Florida, or the United States District Court for the Southern District of Florida; and further agree and consent that personal service of process in any such action or preceding outside the State of Florida shall be tantamount to service in person in Florida.

      IN WITNESS WHEREOF, this Warrant has been duly executed and the corporate seal affixed hereto, all as of the day and year first above written.

                         PetmedExpress.com, Inc.


                         By:________________________________

                         Name:______________________________

ATTEST:


_____________________

          Exhibit 4.4

                                                        EXHIBIT 1
                                                        ---------

                       EXERCISE AGREEMENT
                       ------------------

To:                                          Dated:

      The undersigned record Holder, pursuant to the provisions set forth in the within Warrant, hereby subscribed for and purchases ______________ shares of Common Stock covered by such Warrant and hereby makes full cash payment of $_________________ for such shares at the Exercise Price provided by such Warrant.


                                   ______________________________
                                   (Signature)


                                   ______________________________
                                   (Print or type name)



                                   ______________________________
                                   (Address)





      NOTICE: The signature of this Exercise Agreement must correspond with the name as written upon the face of the within Warrant, or upon the Assignment thereof, if applicable, in every particular, without alteration, enlargement or any change whatsoever.

          Exhibit 4.4


EXHIBIT 2
---------
                           ASSIGNMENT
                           ----------

FOR VALUE RECEIVED, ____________________________________________,
the undersigned Holder hereby sell, assigns, and transfer all of the rights of the undersigned under the within Warrant with respect to the number of shares of Common Stock issuable upon the exercise of such Warrant set forth below, unto the Assignee identified below, and does hereby irrevocable constituted and appoint ________________________________ to effect such transfer of rights on the books of the Company, with full power of substitution:

                                                 Number of Shares
Name of Assignee       Address of Assignee       of Common Stock
----------------       -------------------       ----------------






Dated:____________            _______________________________
                              (Signature of Holder)

                              _______________________________
                              (Print or type name)


      NOTICE: The signature of this Assignment must correspond with the name as written upon the face of the within Warrant, or upon the Assignment thereof, if applicable, in every particular, without alteration, enlargement or any change whatsoever.


                       CONSENT OF ASSIGNEE
                       -------------------

     I HEREBY CONSENT to abide by the terms and conditions of the within Warrant.

Dated:____________            _______________________________
                              (Signature of Assignee)

                              _______________________________
                              (Print or type name)

          Exhibit 4.4